Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	John Long, Chief Financial Officer
Innovative Solutions & Support, Inc.
610-646-0350

Robert Mionis To Join Innovative Solutions & Support, Inc. Board of Directors

Exton, PA.— July 22, 2010—Innovative Solutions & Support, Inc. (NASDAQ:ISSC) has announced that Robert Mionis, Chief Executive Officer of Standard Aero will join the Company’s Board of Directors.

Geoffrey S. M. Hedrick, IS&S, Inc. Chairman and Chief Executive Officer, commented “Rob brings extensive industry experience which our Board believes will strongly contribute to IS&S’s growth and success”.  Detail of this experience can be found in Rob’s attached CV.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, PA., Innovative Solutions & Support, Inc. (www.innovative-ss.com) designs, manufactures and markets flat-panel display systems, flight information computers and advanced monitoring systems that measure and display primary and other critical flight information. This includes data relative to aircraft separation, airspeed and altitude as well as engine and fuel data measurements.

Certain matters contained herein that are not descriptions of historical facts are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially, for either better or worse, from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflects management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Robert Mionis is CEO of Dubai Aerospace Enterprise (DAE) Manufacturing and Engineering subsidiaries, and President and CEO of StandardAero. In July 2007, DAE Engineering purchased StandardAero and Landmark Aviation which Mionis currently leads. These businesses have combined revenues of approximately $1.4B with over 4,000 employees. Prior to joining DAE, Mionis was Vice President of Integrated Supply Chain for Honeywell’s Aerospace business headquartered in Phoenix, Ariz. In this role, Mionis was responsible for all aspects of the Aerospace Integrated Supply Chain (ISC), including manufacturing, quality, repair & overhaul, facilities, HOS, planning, health and environmental safety, and materials/supply chain management. Mionis was also Vice President of ISC for Aerospace Electronic Systems which he assumed when he joined Honeywell in November 2002. Prior to joining Honeywell, Mionis was Corporate Officer and Senior Vice President and General Manager for Global Operations and Service Solutions for Axcelis Technologies, a semiconductor equipment manufacturer in Beverly, Mass. Mionis started his career with GE in the Manufacturing Management Program (MMP), holding positions of progressive responsibility over nine years at several GE businesses, including Aerospace and Engines. He then worked for AlliedSignal Aerospace Communication Sensor Systems in Towson, Md., in a variety of leadership positions including Director of Operations for Communication and Sensor Systems, where he led the implementation of Lean Manufacturing and oversaw Operational Excellence and Six Sigma. A native of Brooklyn, N.Y., Mionis holds a bachelor’s degree in electrical engineering from the University of Massachusetts. He serves on the Board of the General Aviation Manufacturers Association, the Board of Advisors for University of San Diego Supply Chain Institute and the University of Massachusetts College of Engineering Advisory Board. Biography Robert Mionis President and Chief Executive Officer StandardAero www.standardAero.com ® Copyright Standardaero 2010. All Rights Reserved.